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                SECURITIES PURCHASE SECOND AMENDING AGREEMENT


     THIS AGREEMENT is made as of the 22nd day of June, 1998

BETWEEN:


               ROYAL OAK MINES INC., a corporation
               amalgamated under the laws of the Province of Ontario

               (the "Corporation")

               - and -


               TRILON FINANCIAL CORPORATION,

               (the "Agent")



     WHEREAS the Corporation and the Agent entered into a Securities Purchase Agreement dated as of the 17th day of April, 1998, which agreement was amended by a Securities Purchase Amending Agreement made the 15th day of May, 1998 (collectively, the "Agreement);

     AND WHEREAS capitalized terms not otherwise defined herein shall have the meanings given them respectively in the Agreement;

     AND WHEREAS pursuant to the Agreement, the Closing Date was May 28, 1998 or such other date as the Agent and the Corporation may agree upon as the Closing Date;

     AND WHEREAS the Corporation has requested that the Agent agree to extend the Closing Date to June 23rd, 1998, and the Agent has agreed to extend the Closing Date to June 23rd, 1998, subject to the other terms and conditions hereinafter set out;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants hereinafter contained, the Agent agreeing to extend the Closing Date as aforesaid and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto agree as follows:

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1.   Section 1.1(c) of the Agreement is hereby deleted in its entirety and is replaced with the following:

     "(c)   "Aggregate Available Purchase Price" means the difference if any between U.S.$120,000,000 and the amount of the Initial Purchase Price;"

2. Section 1.1(j) of the Agreement is hereby deleted in its entirety and is replaced with the following:

     "(j)   "Closing Date" means June 23, 1998 or such other date as the
Agent and the Corporation may agree upon as the Closing Date;"

3. Section 1.1(bg) of the Agreement is hereby deleted in its entirety and is replaced with the following:

     "(bg) "Subordinated Notes" means the outstanding Secured 12.75% Senior Subordinated Notes due 2006 in the aggregate principal amount of U.S.$175,000,000;"

4. Section 1.1(bh) of the Agreement is hereby deleted in its entirety and is replaced with the following:

     "(bh) "Subordinated Note Trust Indenture" means the Trust Indenture dated as of August 12, 1996 among the Corporation, Kemess Mines Inc. and Mellon Bank, F.S.B. relating to the Subordinated Notes, as amended by
     (i) the First Supplemental Indenture dated and effective as of December 31, 1997, (ii) the Second Supplemental Indenture dated and effective as of January 31, 1998, (iii) the Third Supplemental Indenture dated and effective as of May 19, 1998, (iv) the Fourth Supplemental Indenture dated and effective the date hereof, and (v) the Fifth Supplemental Indenture dated and effective the date hereof, each by and between the Corporation and Chase Manhattan Trust Company, National Association, the successor to Mellon Bank, F.S.B. as Trustee;"

5.   The following is added to Agreement as new Section 1.1(bl):

     "(bl) "Bank Working Capital Facility" means a working capital facility provided to the Corporation by the Bank of Nova Scotia pursuant to a credit agreement dated February 15, 1996 as amended by agreements dated August 5, 1996 and May 30, 1997 in a maximum principal amount not to exceed Can. $1,900,000 pursuant to which the Bank of Nova Scotia has outstanding letters of credit on behalf of the Corporation and in respect of which the

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     Corporation has provided to the Bank of Nova Scotia cash collateral as security therefor in the approximate amount of Can. $2,012,126 as at May 19, 1998 plus interest thereon."

6. Section 2.2(a) of the Agreement is hereby amended to delete reference therein to "U.S.$90,000,000" and to replace this reference with "US$115,000,000".

7. The first sentence of Section 2.2(b) of the Agreement is hereby deleted in its entirety and is replaced with the following:

     "(b)   Subject to Section 2.2(c) hereof and Section 2.2(d) hereof, the
     Additional Purchase Price shall be paid as hereinafter set forth."

8. Section 2.2(b) of the Agreement is hereby amended to delete any reference therein to "Aggregate Additional Purchase Price" and to replace each such reference with "Aggregate Available Purchase Price".

9.   The following is added to the Agreement as new Section 2.2(c):

     "(c)   The Corporation shall not at any time be entitled to and shall not request an Additional Purchase Price Payment, and neither the Lenders nor the Agent shall have any obligation to the Corporation or otherwise to make an Additional Purchase Price Payment if at such time or if as a result of the proposed Additional Purchase Price Payment the Aggregate Available Purchase Price is or would be U.S.$5,000,000 or less and if at such time Trilon Bancorp Inc. is the owner of the Proposed Leaseback Assets. If Trilon Bancorp Inc. is not the owner of the Proposed Leaseback Assets as a result of a sale thereof, the provisions of this Section 2.2(c) shall thereafter no longer apply."

10.  The following is added to the Agreement as new Section 2.2(d):

     "(d)   The Corporation shall not at any time be entitled to and shall not request an Additional Purchase Price Payment, and neither the Lenders nor the Agent shall have any obligation to the Corporation or otherwise to make an Additional Purchase Price Payment if at such time or if as a result of the proposed Additional Purchase Price Payment the Aggregate Available Purchase Price is or would be U.S.$2,000,000 or less unless at such time the Agent and the Lenders are satisfied in their absolute discretion that, the Corporation has no outstanding obligations or liabilities to the Bank of Nova Scotia pursuant to or in connection with the Bank Working Capital Facility including any reimbursement or indemnification obligations that constitute, or could constitute with the passage of time, the giving of notice or the occurrence of a default, "Permitted Indebtedness" as defined in and pursuant to clause
     (v) of

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     the definition of "Permitted Indebtedness" in the Subordinated Note
     Trust Indenture. For the purposes of this Section 2.2(d), the Corporation will be deemed to have outstanding obligations or liabilities to the Bank of Nova Scotia pursuant to or in connection with the Bank Working Capital Facility that constitutes Permitted Indebtedness pursuant to clause (v) of the definition of "Permitted Indebtedness" in the Subordinated Note Trust Indenture until such time that the Corporation has delivered to the Agent and the Lenders either
     (i) an irrevocable confirmation in writing from the Bank of Nova Scotia or (ii) an opinion of counsel acceptable to the Agent and the Lenders in their absolute and unfettered discretion, that in each case, the Corporation's obligations and liabilities to the Bank of Nova Scotia pursuant to or in connection with the Bank Working Capital Facility have been paid in full and that the Corporation has outstanding no obligations or liabilities to the Bank of Nova Scotia that constitute Permitted Indebtedness pursuant to clause (v) of the definition of "Permitted Indebtedness" in the Subordinated NoteTrust Indenture."

11.  The following is added to the Agreement as new Section 2.3(d):

"(d)   The Corporation will pay to the Lenders on the Closing Date a fee equal to 2% of the amount by which the Permitted Encumbrances set out in Part I of SCHEDULE C1 of the Debentures exceeds Can.$10,000,000 at the Closing Time (the "Lien Fee"); provided that no Default or Event of Default has occurred and is continuing and provided further that the Permitted Encumbrances set out in Part I of SCHEDULE C1 of the Debentures have been permanently reduced by the Corporation to Can.$10,000,000 or less as at December 31, 1998, (and the Corporation shall have provided to the Lenders information and particulars to this effect satisfactory to the Lenders) the Lenders shall refund to the Corporation on January 15, 1999 an amount equal to 1/2 of the Lien Fee without any interest thereon. The Lien Fee shall be paid by the Corporation as to 70.8% thereof to the Lenders purchasing Series A Debentures and as to 29.2% thereof to the Lenders purchasing Series B Debentures."

12. Section 3.1(i) of the Agreement is hereby deleted in its entirety and is replaced with the following:

     "(i) NO OBLIGATION TO ISSUE SHARES. Except for (i) agreements, options, warrants, rights and conversion or other rights granted to current or former directors and employees of the Corporation in respect of which no more than 10 million Common Shares of the Corporation may be acquired, (ii) agreements to issue to the Corporation shares of APM (which shares when issued will be subject to the Security and all share certificates in respect thereof will, at the request of the Lenders, be delivered to the Lenders), (iii) special warrants and common shares which may be issued by the Corporation to its creditors, in lieu

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     of partial payment to such creditors, and to other Persons, and (iv)
     10,000,000 common shares being issued to the consenting holders of the Subordinated Notes, there are no agreements, options, warrants, rights of conversion or other rights pursuant to which the Corporation or any of the Subsidiaries is or may become obligated to issue any shares or any securities convertible into, or exchangeable for, shares."

13. Section 3.1(m) of the Agreement is hereby deleted in its entirety and is replaced with the following:

     "(m)   LIMITATION ON PAYMENT RESTRICTIONS.  Except for restrictions contained herein, in the Senior Secured Debenture Facility and in the Subordinated Note Trust Indenture, and restrictions in favour of the holders of the Permitted Hedging Indebtedness to the extent such restrictions herein and in the Subordinated Note Trust Indenture have been agreed to and adopted by the Corporation and such holders, neither the Corporation nor any Subsidiary is subject to any consensual restriction on its ability (a) to pay dividends or make any other distributions on its equity securities to, or pay any indebtedness owing to, or repurchase or redeem any equity securities from, the holders of such equity securities, the Corporation or any other Subsidiary, (b) to make any loans or advances to the Corporation or any other Subsidiary, or (c) to transfer any of its property or assets to the Corporation or any other Subsidiary."

14. Section 3.1(s) of the Agreement is hereby amended to delete reference therein to the "annual report on Form 10-K for the fiscal year ended December 31, 1997" and to replace this reference with the "quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1998 and to delete reference therein to the "annual report" and to replace this reference with the "quarterly report".

15. Section 3.1(u)(i) of the Agreement is hereby amended to delete reference therein to "Can.$10,000,000" and to replace this reference with "Can.$15,000,000".

16. Section 3.1(u)(ii) of the Agreement is hereby amended to delete reference therein to "Can.$10,000,000" and to replace this reference with "Can.$15,000,000".

17. Section 3.1(ae) of the Agreement is hereby deleted in its entirety and is replaced with the following:

     "(ae) SUBORDINATED NOTES. Other than the Disclosed Defaults, the Corporation is in compliance with all terms and conditions and agreements applicable to the

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     Subordinated Notes, and the Corporation will after giving effect to the transactions contemplated by this Agreement and the other Documents, be in compliance with all terms and conditions and agreements applicable to the Subordinated Notes. The indebtedness under the Debentures, the Royalty Agreement and the Royalty Debenture will fully constitute "Permitted Indebtedness" and the Security and the Royalty Debenture will in each and every respect constitute "Permitted Liens" under the Subordinated Note Trust Indenture. The indebtedness under the Debentures and the amounts if any from time to time outstanding on account of the Royalty Agreement will constitute "Senior Indebtedness" under the Subordinated Note Indenture. The indebtedness under the Debentures will constitute "Designated Senior Indebtedness" under the Subordinated Note Indenture. The indebtedness of any Subsidiary under or on account of the Debentures will constitute "Guarantor Senior Indebtedness" under the Subordinated Note Indenture. The Lenders will be entitled to the benefit of and can rely on the provisions of the Subordinated Note Indenture relating to "Senior Indebtedness", "Designated Senior Indebtedness" and "Guarantor Senior Indebtedness" and the holder of the royalty pursuant to the Royalty Agreement will be entitled to the benefit of and will be entitled to rely on the provisions of the Subordinated Note Indenture relating to "Senior Indebtedness" to the extent of the amounts if any from time to time outstanding on account of the Royalty Agreement. Each of the Lenders and the holder of the royalty pursuant to the Royalty Agreement, to the extent of the amounts if any from time to time outstanding on account of the Royalty Agreement, will be entitled to enforce such provisions as are applicable to it directly against the Corporation and any other Subsidiary. The Corporation has delivered to the Agent coplete and accurate copies of all agreements and documents relating to the Subordinated Notes including, without limitation, the Subordinated Note Trust Indenture. The Subordinated Notes will be at the Closing Date and thereafter remain in accordance with their terms, fully subordinated and postponed to the obligations of the Corporation to the Agent and the Lenders under the Documents."

18.  The following is added to the Agreement as new Section 3.1(ai):

     "3.1 (ai) SCHEDULE W lists particulars, including bank, branch address, account type and account number, of each bank account maintained by the Corporation and by each of the Subsidiaries."

19. Section 4.1(i) of the Agreement is hereby amended to delete reference therein to "Can.$10,000,000" and to replace this reference with "Can.$15,000,000".

20. Section 4.1(l)(i) of the Agreement is hereby amended to delete reference therein to "Can.$10,000,000" and to replace this reference with

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"Can.$15,000,000".

21. Section 4.1(o) of the Agreement is hereby deleted in its entirety and replaced with the following:

     "(o)   TIME FRAME.  All of the conditions set out in this Section 4.1 shall have been satisfied, each in accordance with the provisions of this Agreement, on or prior to June 23, 1998."

22.  The following is added to the Agreement as new Section 4.1(r):

     "(r)   SUBORDINATED NOTEHOLDERS INTER-CREDITOR AGREEMENT.  The Lenders,
     the Agent and the Corporation shall have entered into an inter-creditor agreement with Chase Manhattan Trust Company, National Association as trustee under the Subordinated Note Indenture and with any collateral agent appointed by it if and to the extent they have been granted the Permitted Encumbrances described in Section (l) of the definition thereof at or prior to the Closing Time, in form and substance satisfactory to the Lenders, including provisions that notwithstanding the granting of such security the consenting holders of the Subordinated Notes will take reasonable steps to ensure that they are placed in a separate class of creditors than the Lenders in any insolvency proceedings relating to the Corporation and if notwithstanding the foregoing they are placed in the same class of creditors they will assign their votes to the Lenders so as to permit the Lenders to vote against and defeat any restructuring plan in such insolvency proceedings."

23. Section 4.2(f) of the Agreement is hereby deleted in its entirety and is replaced with the following:

     "(f)   SECURITY.  The Lenders shall be satisfied that upon and after making the Additional Purchase Price Payment the Liens under the Security are and will remain valid and enforceable and will rank senior in priority to all other Liens, claims and interests in the Mortgaged Property, except for such Liens relating to or securing Debt of the Corporation not in excess of Can.$15,000,000 as may be held by holders of those Existing Encumbrances set out in Part 1 of SCHEDULE C1 to the Debentures;"

24. The Series A Debenture attached as Schedule A-1 to the Agreement is hereby deleted in its entirety and is replaced with the Series A Debenture attached as Schedule A-1 to this agreement.

25. The Series B Debenture attached as Schedule A-2 to the Agreement is hereby deleted in its entirety and is replaced with the Series B Debenture attached as

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Schedule A-2 to this agreement.

26. The Royalty Agreement attached as Schedule C to the Agreement is hereby deleted in its entirety and is replaced with the Royalty Agreement attached as Schedule C to this agreement.

27. This agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

28. This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.
Subject to the last sentence of Section 6.10 of the Agreement, nothing herein, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this agreement.

29.  Time shall be of the essence of this agreement.

30. Subject to the provisions hereof, the parties hereto hereby ratify and confirm the provisions of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement under seal as of the day and year first above written.

                                        ROYAL OAK MINES INC.

                                        By:  /s/ James H. Wood
                                           --------------------------------
                                        Name:  James H. Wood
                                        Title:  Chief Financial Officer

                                        TRILON FINANCIAL CORPORATION

                                        By:  /s/ Sam Pollock
                                           --------------------------------
                                        Name:  Sam Pollock
                                               Managing Partner

                                        By:  /s/ Bruce Robertson
                                           --------------------------------
                                        Name:  Bruce Robertson
                                               Vice President




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